                                                              FILE NO. 333-44173
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED MARCH
                                   12, 1998)
                                     PROSPECTUS NUMBER: 1671


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES



PRINCIPAL AMOUNT:        $125,000,000


CUSIP NUMBER:            59018SC44


INTEREST RATE:           5.93000%


ORIGINAL ISSUE DATE:     March 23, 1998


STATED MATURITY DATE:    March 23, 2001


INTEREST PAYMENT DATES:  Each March 23rd and September 23rd, commencing on September 23, 1998 through and including the Stated Maturity Date, subject to Following Business Day
                         Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   March 18, 1998

